Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Transmeridian Exploration, Inc. (the Company”) on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof, November 12, 2003, Lorrie T. Olivier, Chief Executive Officer and Randall D. Keys, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge that:

1)                   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)                   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Transmeridian Exploration, Inc. and will be retained by Transmeridian Exploration, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 13, 2003

/s/ Lorrie T. Olivier
Lorrie T. Olivier
Chief Executive Officer

/s/ Randall D. Keys
Randall D. Keys
Chief Financial Officer